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                                                                   EXHIBIT 10.54

                         DEFERRED STOCK AWARD AGREEMENT

         This AGREEMENT made as of this ___________, by and between AMR Corporation, a Delaware corporation (the "Corporation"), and _________ (the "Officer").

         WHEREAS, the stockholders of the Corporation approved the 1998 Long Term Incentive Plan, as amended (the "1998 Plan") at the Corporation's annual meeting held on May 20, 1998; and

         WHEREAS, the Compensation Committee of the Board of Directors has determined that Officer is a key executive and has further determined to make an award of Deferred Stock to the Officer (subject to terms of the 1998 Plan and this Agreement), as an inducement for the Officer to remain with the Corporation (or a Subsidiary or Affiliate thereof) and to motivate the Officer during such employment.

         NOW, THEREFORE, the Corporation and the Officer hereby agree as follows:

         1. Grant of Award.

         The Officer is hereby granted as of ___________ (the "Grant Date") a Deferred Stock Award (the "Award"), subject to the terms and conditions of this Agreement, with respect to _______ shares of Common Stock, $1.00 par value, of the Corporation (the "Stock"). The shares of Stock covered by the Award will vest, if at all in accordance with Sections 2 and 3. VESTING DATE is hereby established as the "Vesting Date" of the Award.

         2. Distribution of Award on and after the Vesting Date.

         Distribution of the Award on and after the Vesting Date will occur, if at all, in accordance with the following terms and conditions:

         (a) If the Officer is on the payroll of a Subsidiary that is wholly owned by the Corporation as of the Vesting Date, the Award will be distributed to the Officer in accordance with the following schedule:

    Number of Shares               Date of Distribution            Tranche
    ----------------               --------------------            -------


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Provided, however, if the Officer's employment with the Corporation (or a
Subsidiary or Affiliate thereof) is terminated after the Vesting Date but prior to the complete distribution of the Award due to the Officer's death, Disability, Retirement or termination not for Cause (each an "Early Termination"), the distribution of any portion of the Award not already distributed will be accelerated so as to occur as soon as practicable after such Early Termination.

         (b) In the event of a Change in Control or Potential Change in Control of the Corporation after the Vesting Date but prior to the complete distribution of the Award, the Award will be paid in accordance with the 1998 Plan or its successor.

         (c) Notwithstanding the terms of Section 2(a), the Award will be forfeited in its entirety if after the Vesting Date but prior to the Award's complete distribution:

         (i) The Officer's employment with the Corporation (or Subsidiary or Affiliate thereof) is terminated for Cause, or if the Officer terminates his/her employment with the Corporation (or Subsidiary or Affiliate thereof);

         (ii) The Officer becomes an employee of a Subsidiary that is not wholly owned by the Corporation; or

         (iii) The Officer takes a leave of absence without reinstatement rights, unless otherwise agreed in writing between the Corporation and the Officer.

         3. Distribution prior to Vesting Date.

         (a) In the event the Officer's employment with the Corporation (or a Subsidiary or Affiliate thereof) terminates prior to the Vesting Date due to an Early Termination, the Award will be distributed on a prorata basis (as described in the second sentence of this Section 3(a)) and will be paid to the Officer (or, in the event of the Officer's death, the Officer's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Officer's estate) as soon as practicable after such Early Termination. The prorata basis will be a percentage where (i) the numerator is the number of months from the GRANT DATE to the month of early termination, inclusive and (ii) the denominator is 36 for Tranche 1, 48 for Tranche 2 and 60 for Tranche 3.

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For example, assuming an Early Termination occurring in month six, and an Award of 300 shares for each of Tranche 1, Tranche 2 and Tranche 3, the payment would be made with respect to:

                Months in       # Months          # of
  Tranche         Plan         per Tranche        Shares            Shares
-----------    -----------     -----------      -----------       -----------
    1              6        /      36       X       300       =        50
    2              6        /      48       X       300       =       37.5
    3              6        /      60       X       300       =        30
  Total                                                               117.5

         (b) In the event of a Change in Control or Potential Change in Control of the Corporation prior to the Vesting Date, the Award will be paid in accordance with the 1998 Plan or its successor.

         (c) The Award will be forfeited in its entirety if prior to the Vesting
Date:

         (i) The Officer's employment with the Corporation (or and Subsidiary or Affiliate thereof) is terminated for Cause, or if the Officer terminates his employment with the Corporation (or any Subsidiary or Affiliate thereof);

         (ii) The Officer becomes an employee of a Subsidiary that is not wholly owned, directly or indirectly, by the Corporation; or

         (iii) The Officer takes a leave of absence without reinstatement rights, unless otherwise agreed in writing between the Corporation and the Officer

         4. Transfer Restrictions.

         Unless otherwise permitted by the CEO, this award is non-transferable other than by will or by the laws of descent and distribution, and may not be assigned, pledged or hypothecated and will not be subject to execution, attachment or similar process. Upon any attempt by the Officer (or the Officer's successor in the interest after the Officer's death) to effect any such disposition, or upon the levy of any such process, the Award may immediately become null and void, at the discretion of the CEO.

         5. Miscellaneous.

         This Agreement (a) will be binding upon and inure to the benefit of any successor of the Corporation, (b) will be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Officer. No contract or right of employment will be implied by this Agreement. In the event Officer does not forward to the Corporation, within the applicable period, required taxes with respect to any Award distributed pursuant to this Agreement, the

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Corporation may withhold from any payments to by made to the Officer by the
Corporation (or any Subsidiary or Affiliate thereof) an amount(s) equal to such taxes.

         6. Adjustments in Awards.

         In the event of a Stock dividend, Stock split, merger consolidation, re-organization, re-capitalization or other change in the corporate structure of the Company, appropriate adjustments may be made by the Board of Directors in the number of shares awarded.

         7. Securities Law Requirements.

         The Corporation will not be required to issue Stock pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation's Stock is registered; and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.

         The CEO may require the Officer to furnish to the Corporation, prior to distribution of the Stock in connection with this Award, an agreement, in such form as the CEO may from time to time deem appropriate, in which the Officer represents that the shares acquired by him/her under the Award are being acquired for investment and not with a view to the sale or distribution thereof.

         8. Incorporation of 1998 Plan Provisions.

         This agreement is made pursuant to the 1998 Plan and is subject to all of the terms and provisions of the 1998 Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein will have the meanings set forth for such terms in the 1998 Plan, as amended.

         IN WITNESS HEREOF, the Officer and the Corporation have executed this Deferred Stock Agreement as of the day and year first above written.



Officer                                          AMR CORPORATION



------------------------------                   -------------------------------
                                                 Charles D. MarLett
                                                 Corporate Secretary